UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2017

Comcast Corporation
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

001-32871		27-0000798
(Commission File Number)		(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA		19103-2838
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

N/A
(Former Name or Former Address, if Changed Since Last Report) ______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lawrence J. Salva, Executive Vice President and Chief Accounting Officer of Comcast Corporation (“Comcast”), has decided that after over 17 years of service, he intends to retire as Chief Accounting Officer effective February 28, 2017. Mr. Salva will remain as a Senior Advisor to our Chief Financial Officer through June 30, 2018.

In connection with Mr. Salva’s retirement, Comcast promoted Daniel C. Murdock to Senior Vice President and Chief Accounting Officer, effective March 1, 2017. Mr. Murdock, age 43, has served as the Company’s Vice President and Corporate Controller since June 2015. Mr. Murdock joined Comcast from the Securities and Exchange Commission, where he had served as the Deputy Chief Accountant in the Office of the Chief Accountant from October 2013 until May 2015.  Prior to the SEC, he was Deloitte & Touche’s Audit/Industry Professional Practice Director for media and entertainment. In connection with his promotion, Mr. Murdock entered into a new employment agreement that contains cash and equity compensation generally commensurate with other similarly-situated senior vice president-level employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	February 15, 2017	By:	/s/ Arthur R. Block
Arthur R. Block Executive Vice President, General Counsel and Secretary